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EXHIBIT 5.1

OPINION OF COOLEY GODWARD LLP

August 10, 2001

Inhale Therapeutic Systems, Inc.
150 Industrial Road
San Carlos, CA 94070

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Inhale Therapeutic Systems, Inc., a Delaware corporation (the "Company"), of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering up to 887,343 shares of the Company's Common Stock, $.0001 par value (the "Shares"), for issuance pursuant to the Company's assumption of such options issued under the Shearwater Corporation 1996 Nonqualified Stock Option Plan, as amended, (the "Plan") and assumed pursuant to the terms of the Agreement and Plan of Merger and Reorganization dated May 22, 2001, as amended, by and among the Company, Shearwater Corporation ("Shearwater"), Square Acquisition Corp., a wholly owned subsidiary of the Company, J. Milton Harris and Puffinus, L.P.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Certificate of Incorporation, as amended, and Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement, the Plan and the options granted thereunder will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

/s/ NANCY H. WOJTAS Nancy H. Wojtas, Esq.

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  EXHIBIT 5.1
OPINION OF COOLEY GODWARD LLP